UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2009
Life Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25317 (Commission File Number)	33-0373077 (IRS Employer Identification Number)
5791 Van Allen Way
Carlsbad, California 92008
(Address of principal executive offices, including zip code)
(760) 603-7200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On November 10, 2009, Life Technologies Corporation (the “Company”) entered into a transaction to acquire a life sciences company. As partial consideration for the acquisition, the Company will issue an aggregate of 692,521 shares of its common stock, $0.01 par value per share, to the target company’s stockholders upon the closing of the acquisition. In addition, up to an additional 1,676,359 shares of the Company’s common stock may be issued to the target company’s stockholders as partial consideration, if and to the extent that certain earn-out provisions are met. No portion of the earn-out provisions is guaranteed and there may ultimately be no shares of the Company’s common stock issued pursuant to such provisions. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering shares of the Company’s common stock issuable in connection with the acquisition. The acquisition is subject to customary closing conditions.
     The Company anticipates that the proposed issuance of its common stock under the acquisition documents will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon representations that the Company has obtained, or will obtain prior to issuance, from each target company stockholder receiving such shares that the target company stockholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John A. Cottingham
Chief Legal Officer

Date: November 13, 2009